SECOND AMENDMENT TO FORBEARANCE AGREEMENT

This Second Amendment To Forbearance Agreement is made as of the 11th day of December, 2013 by and among, SRT SECURED HOLDINGS, LLC (f/k/a TNP SRT SECURED HOLDINGS, LLC), a Delaware limited liability company ("Lead Borrower"), TNP SRT SAN JACINTO, LLC, a Delaware limited liability company ("San Jacinto Borrower"), TNP SRT CRAIG PROMENADE, LLC, a Delaware limited liability company ("Craig Borrower"), TNP SRT AURORA COMMONS, LLC, a Delaware limited liability company (the "Aurora Borrower"), TNP SRT VISALIA MARKETPLACE, LLC, a Delaware limited liability company (the "Visalia Borrower", and collectively with Lead Borrower, San Jacinto Borrower, Craig Borrower, and Aurora Borrower, the "Borrowers" and each individually, a "Borrower"), STRATEGIC REALTY TRUST, INC. (f/k/a TNP Strategic Retail Trust, Inc.), a Maryland corporation (the "REIT"), STRATEGIC REALTY OPERATING PARTNERSHIP, L.P. (f/k/a TNP Strategic Retail Operating Partnership, LP), a Delaware limited partnership (the "OP" or the "Parent", and collectively with the REIT, the "Guarantors" and each individually, a "Guarantor") (the Borrowers and the Guarantors are collectively the "Credit Parties" and each individually, a "Credit Party"), and KEYBANK NATIONAL ASSOCIATION, a national banking association having a place of business at 225 Franklin Street, 18th Floor, Boston, Massachusetts 02110, as agent (in such capacity, "Agent") for itself and any other lenders who become lenders under the Credit Agreement (as hereinafter defined) collectively referred to as "Lenders" and each individually referred to as a "Lender").

RECITALS

WHEREAS, the Credit Parties, Agent and Lender are parties to a certain Forbearance Agreement dated as of April 1, 2013, as amended by a letter agreement dated as of July 9, 2013, an Amendment to Forbearance Agreement dated as of July 31, 2013 and a Letter Agreement also dated as of July 31, 2013 (the "Forbearance Agreement"); and

WHEREAS, each party desires to amend the Forbearance Agreement in the manner set forth below;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          The aggregate outstanding principal amount of Credit Parties' obligations to Lender under the Obligations as of even date is $28,296,678 plus accrued and unpaid interest, fees and any other costs and expenses incurred under the obligations.

2.          Section 1(a)(i) of the Forbearance Agreement is hereby amended to change the date from January 31, 2014 to July 31, 2014.

3.          Section 4(d) of the Forbearance Agreement is hereby amended to change the Initial Tranche A Maturity Date from January 31, 2014 to July 31, 2014.

4.          The reference to the Fee Letter in Section 7 of the Forbearance Agreement is hereby changed to refer to the Agent's Fee Letter dated as of April 1, 2013, as amended as of July 31, 2013, as of even date, and as may be further amended from time to time.

5.          All references to TNP Strategic Retail Trust, Inc. or the defined term "TNP REIT" shall be changed to be Strategic Realty Trust, Inc. and the defined term "REIT".

6.          All references to TNP Strategic Retail Operating Partnership, LP or the defined term "Parent" shall be changed to be Strategic Realty Operating Partnership, L.P.

7.          Subsection (a) in the definition of "Net Proceeds" as set forth in Section 1.01 of the Credit Agreement shall be amended to read as follows:

"(a)  with respect to a sale or refinancing of a Real Property, the net proceeds shall be calculated as the sum of the gross proceeds less all customary and reasonable broker's fees, prorations, taxes, other costs, expenses or obligations payable in connection with the closing, and proceeds used to pay down Property Level Debt or which are required to be placed in escrow by a Property Lender, in each case in accordance with the terms of the Property Loan Documents for such Real Property but in no event shall the amount of the Net Proceeds relating to a sale be less than 95% of the gross sales price;"

8.          The definition of "Restricted Payment" as set forth in Section 1.01 of the Credit Agreement shall be amended to read as follows:

"Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any ownership interests in the REIT, the Parent, Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such ownership interests in the REIT, the Parent or Borrower or any option, warrant or other right to acquire any such shares of capital stock of the REIT, the Parent or the Borrower; provided that the foregoing shall not preclude any dividend or distribution in connection with any contribution of real estate or Equity Interests, or any other non-cash consideration, in exchange for the issuance of Equity Interests.

9.          The definition of "Tranche A Available Amount" as set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

"Tranche A Available Amount" means the lesser of (a) the Tranche A Commitment and (b) as adjusted from time to time pursuant to the terms hereof, the Tranche A Loan amount which would produce a Debt Yield of no less than eleven percent (11%)."

10.        The following new definitions are hereby added to Section 1.01 of the Credit Agreement:

" 'Adjusted Funds From Operations' is calculated by (i) adding to Funds from Operations (1) any charges for asset impairments, (2) non-cash items, and (3) non-recurring extraordinary expenses (to the extent approved for purposes of this definition by Agent) and (ii) subtracting from that number (1) normalized recurring expenditures that are capitalized by the REIT and then amortized, but which are necessary to maintain the REIT’s properties and its revenue stream (e.g. new carpeting and drapes in apartment units, leasing expenses and tenant improvement allowances) (2) "straight-lining " of rents and (3) amortization of above and below market leases.   AFFO shall be determined starting with the fiscal year quarter beginning April 1, 2013 and thereafter building up to a trailing twelve (12) month basis."

'Funds From Operations' is equal to the REIT's net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for the REIT's pro-rata ownership of unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect Funds from Operations."

11.        Section 2.08(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

"(d) Borrower and REIT shall apply eighty percent (80%) of the Net Proceeds to repay the Tranche A Loans; provided, however, if an Event of Default exists (other than the Existing Events of Default, as defined in the Forbearance Agreement), then Borrower and REIT shall apply one hundred percent (100%) of the Net Proceeds to repay the Tranche A Loans."

12.        Notwithstanding the provisions of the First Amendment and Restated Limited Liability Company Agreement (the "LLC Agreement") for Lead Borrower dated as of July 9, 2013, no distributions shall be made to the Members pursuant to Section 6.6 of the LLC Agreement or any other provisions of the LLC Agreement except as set forth in Section 6.05 of the Credit Agreement which is hereby amended in its entirety to read as follows:

"SECTION 6.05     Restricted Payments. REIT, the Parent and the Borrower will not, and will not permit any of their Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, during any calendar quarter, any Restricted Payment, except that any of the following Restricted Payments are permitted: (a) Restricted Payments by REIT required to comply with Section 5.16(b), (b) so long as no Default or Event of Default shall then exist, Restricted Payments declared and paid ratably by Subsidiaries to Borrower, Parent or REIT with respect to their capital stock or equity interest, (c) so long as no Default or Event of Default shall then exist, Restricted Payments declared and paid ratably (i) by Borrower to Parent (and then by Parent to REIT) and to Glenborough Purchaser (except that Glenborough Purchaser shall not receive any repayment of its Invested Capital (as defined in the LLC Agreement) until the Obligations have been repaid in full) with respect to its capital stock or equity interest and (ii) by REIT to its shareholders with respective to their capital stock or equity interest so long as the aggregate amount of Restricted Payments paid pursuant to (a) and (c) (without double counting for distributions by Borrower to Parent, by Parent to REIT, or by REIT to its shareholders) does not exceed 100% of the REITs Adjusted Funds From Operations, or (d) or any other Restricted Payments if the making of them has been approved by the prior written consent of the Required Lenders."

13.        The first sentence of Section 6.10 (Management; Management Fees) shall be amended (as last amended in the Letter Amendment dated as of July 9, 2013) to read as follows:

"The Credit Parties shall not replace Glenborough Advisor as advisor or Glenborough Property Manager as the property manager on any Mortgaged Property or Approved Property without the Agent's prior written consent, which consent may be given or not given in the Agent's sole discretion."

14.        Borrowers have informed Agent and Lenders that (a) an Affiliate of Lead Borrower currently owns property known as Osceola Village located in Kissimmee, Florida of which a portion will be released soon from its current CMBS mortgage and (b) it is anticipated that Lead Borrower may provide a loan to the Affiliate for the construction of a Pep Boys facility, which loan will be evidenced by a promissory note and secured by a mortgage from that affiliate. Contemporaneously with the making of that loan Lead Borrower shall pledge the promissory note, the mortgage and any related documents to Agent as additional security for the repayment of the Obligations. Lead Borrower shall keep Agent informed about the status of these matters and shall cooperate with Agent (at Borrower's expense) in connection with the documentation and related matters.

15.        KeyBank National Association is currently holding approximately $2,000,000 (the "Willow Run Pledged Funds") in a cash collateral account that has been pledged to Agent pursuant to a Cash Collateral Pledge And Security Agreement dated as of October 31, 2013 (the "Willow Run Pledge Agreement"). After the execution and closing of this Second Amendment Agent shall release to Borrower the Willow Run Pledged Funds at which time the Willow Run Pledge Agreement shall terminate.

16.        The Credit Parties jointly and severally agree to pay to Agent the attorneys' fees of Agent's counsel in connection with this Amendment and with other matters relating to the Loans that have accrued prior hereto on or before even date.

17.        The execution of this Amendment and all related documents have been duly authorized by all necessary shareholder, director, partnership, member, manager, trustee and beneficiary action. The representatives of the Credit Parties signing below have been duly authorized to sign this Agreement. This Agreement, the Loan Documents, and all related documents are valid, binding and enforceable obligations of the Credit Parties.

18.        Litigation is currently pending against some of the Credit Parties as listed on Exhibit A to this Amendment. However, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the best of the Credit Parties' knowledge, threatened against or affecting any Credit Party or any of the Borrower's Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) that involve this Agreement or the Transactions. Any costs, expenses and liabilities incurred by Agent and Lenders relating thereto shall be included in the indemnification provisions set forth in Section 9.03 of the Credit Agreement.

19.        Defined terms used herein that are not defined herein shall have the same meanings as set forth in the Forbearance Agreement or in the Credit Agreement (as defined in the Forbearance Agreement).

20.        Except as otherwise set forth in this Amendment, each of Credit Parties hereby warrants that all of the representations and warranties contained in the Forbearance Agreement are true and correct as of the date hereof and that no default has occurred and is continuing and would result by the execution of this Amendment which constitutes a default under the Forbearance Agreement or the Loan Documents or would constitute such a default but for the requirement that notice be given or time lapse or both.

21.        Except as modified hereby, the Forbearance Agreement shall remain in full force and effect and is in all other respects ratified and affirmed.

22.        This Amendment may be executed and delivered in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

(Signatures on Next Page)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement by their duly authorized representatives as of the date stated above.

BORROWERS:

SRT SECURED HOLDINGS, LLC, a Delaware limited liability company

By:	SRT Secured Holdings Manager, LLC, its Manager

	By:	/s/ Andrew Batinovich
Andrew Batinovich, CEO

TNP SRT SAN JACINTO, LLC, a Delaware limited liability company

By:	SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

	By:	SRT Secured Holdings Manager,
LLC, its Manager

		By:	/s/ Andrew Batinovich
Andrew Batinovich, CEO

TNP SRT CRAIG PROMENADE, LLC, a Delaware limited liability company

By	SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

	By:	SRT Secured Holdings Manager,
LLC, its Manager

		By:	/s/ Andrew Batinovich
Andrew Batinovich

TNP SRT AURORA COMMONS, LLC, a Delaware limited liability company

By	SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Membe

	By:	SRT Secured Holdings Manager,
LLC, its Manager

		By:	/s/ Andrew Batinovich
Andrew Batinovich, CEO

TNP SRT VISALIA MARKETPLACE, LLC, a Delaware limited liability company

By:	SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

	By:	SRT Secured Holdings Manager,
LLC, its Manager

		By:	/s/ Andrew Batinovich
Andrew Batinovich, CEO

AGENT AND MAJORITY LENDER:

KEYBANK NATIONAL ASSOCIATION, as Agent and Lender

By:	/s/ Kathleen Ahern
Kathleen Ahern, Senior Banker

GUARANTORS:

STRATEGIC RETAIL OPERATING
PARTNERSHIP, LP, a Delaware limited partnership

	By:	Strategic Retail Trust, Inc., its general partner

		By:	/s/ Andrew Batinovich
Andrew Batinovich, CEO

STRATEGIC REALTY TRUST, INC., (f/k/a TNP Strategic Retail Trust, Inc.), a Maryland corporation

		By:	/s/ Andrew Batinovich
Andrew Batinovich, CEO

Consented to in all respects:

STRATEGIC REALTY OPERATING
PARTNERSHIP, L.P. (formerly TNP Strategic Retail Operating Partnership, LP), a Delaware limited partnership

	By:	Strategic Realty Trust, Inc., its general partner

		By:	/s/ Andrew Batinovich
Andrew Batinovich, CEO

SRT SECURED HOLDINGS MANAGER, LLC, a Delaware limited liability company

	By:	/s/ Andrew Batinovich
Andrew Batinovich, CEO

EXHIBIT A to Second Amendment to Forbearance Agreement

List of Pending Litigation

Litigation Concerning Termination of Property Management Agreements

On or about September 9, 2013, TNP Property Manager, LLC (“TNP Property Manager”), the former property manager of Strategic Realty Trust, Inc. (the “Company”), commenced a civil action in the Superior Court of the State of California for Orange County against Glenborough and the Company.  The Company was not served until October 15, 2013.  The complaint relates to the recently announced termination by the Company of the property management agreements between TNP Property Manager and the subsidiaries of the Company that own the various real estate projects in the Company’s portfolio and the selection of Glenborough to act as the Company’s new property manager.  TNP Property Manager alleges that there was no valid basis for the Company to terminate the prior property management agreements and that the Company is now in breach of the agreements.  In addition, the TNP Property Manager accuses Glenborough of “intentional interference with economic relationship.”  From the Company, TNP Property Manager seeks an award of compensatory damages in the amount of at least $5 million.  From Glenborough, TNP Property Manager seeks an award of compensatory damages in the amount of at least $5 million, an award of punitive damages in an unspecified amount, and equitable relief. Glenborough has submitted a request for indemnification to the Company, and the Company has agreed to advance Glenborough’s litigation expenses based on the Company’s obligation under the Consulting Agreement.  The Company intends to defend the action vigorously.

Securities Litigation

On or about September 23, 2013, a civil action captioned Stephen Drews v. TNP Strategic Retail Trust, Inc., et al., SA-CV-13-1488-PA-DFMx, was commenced in the United States District Court for the Central District of California.  The named defendants were the Company, various of its present or former officers and directors, including Anthony W. Thompson, and several entities controlled by Mr. Thompson.  The plaintiff alleged that he invested in connection with the initial public offering of the Company’s shares (the “IPO”) and purported to represent a class consisting of all persons who invested in connection with the IPO between September 23, 2010 and February 7, 2013.  The plaintiff alleged that the Company and all of the individual defendants violated Section 11 of the Securities Act of 1933, as amended (the “Securities Act”) because the offering materials used in connection with the IPO allegedly failed to disclose financial difficulties that Mr. Thompson and the entities controlled by him were experiencing.  Additional claims under the Securities Act were asserted against Mr. Thompson, the entities controlled by Mr. Thompson and the other individual defendants who were employees of Mr. Thompson.  The complaint sought a class-wide award of damages in an unspecified amount.  On October 22, 2013, the plaintiff filed a notice of voluntary dismissal without prejudice.  On October 23, 2013, a virtually identical complaint was filed in the United States District Court for the Northern District of California, asserting the same claims against the same defendants.  The only material difference was that an additional plaintiff was added.  Like the original plaintiff, the additional plaintiff alleges that he invested in connection with the IPO.  The new action is captioned Lewis Booth, et al. v. Strategic Realty Trust, Inc., et al., CV-13-4921-JST.  The Company believes that the claims brought against the Company and the individual defendants other than Mr. Thompson or employees of Mr. Thompson are without merit and intends to defend the action vigorously.